                                                                    EXHIBIT 99.1

news release                                           (TENNECO AUTOMOTIVE LOGO)

          For immediate release

          Contacts:         Jane Ostrander
                            Media Relations
                            847 482-5607
                            jane.ostrander@tenneco-automotive.com

                            Leslie Hunziker
                            Investor Relations
                            847 482-5042
                            leslie.hunziker@tenneco-automotive.com

           TENNECO AUTOMOTIVE ANNOUNCES RECEIPT OF REQUISITE CONSENTS
                        TO AMEND INDENTURE GOVERNING THE
                   11-5/8% SENIOR SUBORDINATED NOTES DUE 2009

Lake Forest, Illinois, May 13, 2004 - Tenneco Automotive (NYSE: TEN) announced today, pursuant to its previously announced tender offer and consent solicitation (the "Offer") for any and all of its $500,000,000 aggregate principal amount of 11-5/8% Senior Subordinated Notes due 2009, CUSIP Number 880349AA3 (the "Notes"), that it has received the requisite consents to adopt the proposed amendments to the indenture governing the Notes. Adoption of the proposed amendments required the consent of holders of at least a majority of the aggregate principal amount of the outstanding Notes under the indenture. The proposed amendments will eliminate substantially all of the restrictive covenants and certain events of default in the indenture and the Notes.

The Company, the Guarantors and the Bank of New York, in its capacity as Trustee under the indenture, executed the supplemental indenture adopting the proposed amendments on May 13, 2004. The provisions of the supplemental indenture will not become operative until Tenneco Automotive accepts for payment Notes tendered pursuant to the Offer that represent at least a majority of the aggregate principal amount of Notes outstanding under the indenture, at which time the provisions of the supplemental indenture automatically become operative. Once the provisions become operative they will be binding upon the holders of the Notes, including holders who do not tender their Notes in the Offer.

Tenneco Automotive has engaged Banc of America Securities LLC and J.P. Morgan Securities Inc. to act as co-dealer managers in connection with the tender offer and solicitation agents in connection with the consent solicitation. Questions regarding the tender offer or consent solicitation may be directed to Banc of America Securities LLC, High Yield Special Products, at 888-292-0070 (US toll-free) or 212-847-5834 or J.P. Morgan Securities, Inc., High Yield Capital Markets, at 212-270-9153. The terms of the Offer are described in Tenneco Automotive's Offer to Purchase and Consent Solicitation Statement, dated April 30, 2004, which may be obtained from Global Bondholder Services, at (866) 873-7700 (US toll-free) or (212) 430-3774.


                                     -More-

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The Offer and consent solicitation is being made solely by the Offer to Purchase and Consent Solicitation Statement dated April 30, 2004.

COMPANY INFORMATION AND FORWARD LOOKING STATEMENTS

Tenneco Automotive is a $3.8 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 19,200 employees worldwide. Tenneco Automotive is one of the world's largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco Automotive markets its products principally under the Monroe(R), Walker(R), Gillet(R) and Clevite(R)Elastomer brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers, Dynomax(R) performance exhaust products, and Clevite(R)Elastomer noise, vibration and harshness control components.

The disclosures herein include statements that are "forward looking" within the meaning of federal securities law concerning Tenneco Automotive's offer and consent solicitation. These forward-looking statements generally can be identified by phrases such as "will," "conditioned" or other words or phrases of similar import. The company's ability to complete the transactions is subject to market conditions and other risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.


                                       ###